Exhibit 3.1

1. Name of Corporation:	Powergae Inc.
2. Resident Agent Name and Street Address:	Corporate Creations Network Inc.
Name
	8275 South Eastern Avenue #200	Las Vegas		Nevada		89123
	(MANDATORY) Physical Street Address	City				Zip Code
	(OPTIONAL) Mailing Address	City		State		Zip Code
3. Shares:	Number of shares with per value	5.000	Per value per share: $	$.01	Number of shares without per value:
4. Names & Address of the Board of Directors:	1.Paul Rozenberg
Name
	2230 George C. Marshall #321	Falls Church		VA		22043
	Street Address	City		State		Zip Code
2.
Name
	Street Address	City		State		Zip Code
3.
Name
	Street Address	City		State		Zip Code

5. Purpose:

6. Name, Address and Signature of Incorporator:	Corporate Creations International Inc.		X A. Martin, ASST., SECRET
	Name		Signature
	11380 Prosperity Farms Rd # 221 E	Palm Beach Gardens	FL			33410
	Address	City	State			Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
9/06/07
	Authorized Signature of R. A. or On Behalf of R.A. Company Vaierie Hawk, Asst. Secretary		Date